UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-13092	41-1448837
(State of other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On June 21, 2011, executive officers of SpectraScience, Inc. (the “Company”) gave a presentation to certain investment advisors and other persons regarding the Company’s operations and outlook for fiscal year 2011.  The Company’s presentation slides are attached as Exhibit 99.1 to this current report on Form 8-K.

This Item 7.01 Current Report on Form 8-K contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “believe,” “expect,” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those disclosed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and our quarterly reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Company Presentation Dated June 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2011	SPECTRASCIENCE, INC.

	By:	/s/ Jim Dorst
Jim Dorst
	Its:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Company Presentation Dated June 21, 2011